SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2006

VENDINGDATA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6830 Spencer Street Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 733-7195
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On May 2, 2006, the Company entered into an 8% Senior Secured Note Purchase Agreement, an Amended and Restated Securities Put Agreement, a Security Agreement, and a Registration Rights Agreement with four investment funds managed by Bricoleur Capital Management, of San Diego, California (the “Bricoleur Funds”). The Company’s obligations under the Note Purchase Agreement are secured by a security interest in all of the Company’s assets pursuant to the Security Agreement. The transactions contemplated by the Note Purchase Agreement and the Securities Put Agreement closed on May 2, 2006 (the “Closing Date”). These agreements and the transactions contemplated thereby replaced in their entirety the agreements executed by the Company and the Bricoleur Funds on March 30, 2006, as reported on a Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 5, 2006.

Pursuant to the Note Purchase Agreement, dated as of May 1, 2006, the Bricoleur Funds purchased $13 million of 8% senior secured notes (the “Notes”), and warrants to purchase 3,200,000 shares of the Company’s common stock over a five year period at an exercise price of $2.50 per share. The principal amount of the Notes is payable in four annual installments of $1.5 million, due on each of the first four anniversaries of the Closing Date, with the balance due on March 31, 2011. The exercise price of the warrants and the number of shares issuable pursuant to the warrants are subject to adjustment for stock splits, dividends, and similar dilutive events. The number of shares issuable pursuant to the warrants is subject to further adjustment as follows: if the aggregate outstanding principal under the Notes is reduced to $7 million or less prior to the first anniversary of the Closing Date, 800,000 warrants will be cancelled; if the debt is reduced to $7 million or less by the second anniversary of the Closing Date, 400,000 warrants will be cancelled; and if the debt is reduced to $7 million or less by the third anniversary of the Closing Date, 200,000 warrants will be cancelled. The warrants may not be exercised for 180 days following the Closing Date. In addition, all shares of common stock issuable upon exercise of the warrants are subject to a contractual lock-up for 180 days beginning on the Closing Date.

Pursuant to the Securities Put Agreement, dated as of May 1, 2006, the Bricoleur Funds have agreed to purchase up to $5 million of the Company's common stock, in increments of not less than $1,000,000, from time to time at the Company's option. The purchase price for shares sold pursuant to the Securities Put Agreement will be equal to 80% of the volume- weighted average price of the Company’s common stock on the day the Company delivers the requisite purchase notice to the Bricoleur Funds, but not in excess of $3.50 per share. All shares of common stock purchased by the Bricoleur Funds under the Securities Put Agreement will be subject to a contractual lock-up for 180 days from the date of issuance. In connection with a $1.5 million advance under the Securities Put Agreement prior to the Closing Date, the Company issued secured convertible promissory notes (“Put Notes”) to two of the Bricoleur Funds on the Closing Date. The conversion of the Put Notes is subject to approval of the Company’s shareholders. The Put Notes convert to shares of the Company’s common stock on the terms and conditions described in the Put Agreement upon the earlier of (i) the date that the Company obtains approval of its shareholders for the conversion, and (ii) August 31, 2006.

Concurrently with the transactions described above, the Company converted approximately $5.22 million worth of its 10% senior secured convertible notes (the “Senior Notes”), issued in February and March 2005, into shares of its common stock at a rate of $1.65 per share, for a total of 3,166,661 shares, in accordance with the terms of such notes. The issuance of the Senior Notes was approved by the Company’s shareholders at its annual meeting held on August 23, 2005.

In connection with the closing of the sale of the securities described above, the Company entered into a Registration Rights Agreement with the Bricoleur Funds. The Registration Rights Agreement requires the Company to file a selling shareholder registration statement with the Securities and Exchange Commission within thirty (30) days following the closing of the financing transactions described above, for purposes of registering the resale of the shares of the Company’s common stock issued to the Bricoleur Funds pursuant to the transaction, including shares issued under the Securities Put Agreement, and the shares issuable upon exercise of the warrants.

The net proceeds from the financing transaction described were used to retire senior debt, make payments in connection with proposed acquisitions, and for general working capital purposes.

The foregoing description of the financing transaction and the related documents does not purport to be complete and is qualified in its entirety by reference to the 8% Senior Secured Note Purchase Agreement, Amended and Restated Securities Put Agreement, Security Agreement, Registration Rights Agreement, and the Put Notes, all of which are filed as exhibits to this report and are incorporated herein by reference.

Additional Information

The Company intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the transaction and the conversion of the Put Notes as described above. Investors and security holders are advised to read the proxy statement if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, if and when available, and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained, when available, from the Company by directing such request to VendingData Corporation, 6830 Spencer Street, Las Vegas, Nevada 89119, Attention: Investor Relations. VendingData Corporation and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VendingData Corporation with respect to the conversion of the Put Notes. A description of any interests that our directors and executive officers have in connection with this matter will be available in the proxy statement. Information regarding our officers and directors is included in the VendingData Corporation Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006. This report is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from the Company.

Item 2.03 Creation of a Direct Financial Obligation

On May 2, 2006, the Company entered into a Note Purchase Agreement with the Bricoleur Funds pursuant to which the Bricoleur Funds purchased $13 million of senior debt and warrants to purchase 3,200,000 shares of the Company’s common stock. The Note Purchase Agreement and the related transactions are discussed more fully in Item 1.01 above.

On May 2, 2006, the Company entered into an Amended and Restated Securities Put Agreement with the Bricoleur Funds pursuant to which the Company issued secured promissory notes convertible into shares of the Company’s common stock. The Securities Put Agreement and the related transactions are discussed more fully in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On May 2, 2006, the Company entered into a Note Purchase Agreement with the Bricoleur Funds pursuant to which the Bricoleur Funds purchased $13 million of senior debt and warrants to purchase 3,200,000 shares of the Company’s common stock. The Notes were issued in reliance upon exemptions under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 promulgated thereunder. The Note Purchase Agreement and the related transactions are discussed more fully in Item 1.01 above.

On May 2, 2006, the Company entered into an Amended and Restated Securities Put Agreement with the Bricoleur Funds pursuant to which the Bricoleur Funds have agreed to purchase, from time to time, an aggregate of up to $5 million of the Company’s common stock on the terms and conditions set forth in the Securities Put Agreement. The shares will be issued in reliance upon exemptions under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. In addition, on May 2, 2006, the Company issued convertible notes pursuant to the Securities Put Agreement in reliance upon exemptions under Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder. The Securities Put Agreement and the related transactions are discussed more fully in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number
Description

10.1	8% Senior Secured Note Purchase Agreement

10.2	Amended and Restated Securities Put Agreement

10.3	Security Agreement

10.4	Registration Rights Agreement

10.5	Form of 8% Note

10.6	Form of Warrant

10.7	Form of Put Note

99.1	Press Release dated May 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION

Dated: May 8, 2006	/s/ Arnaldo Galassi
Arnaldo Galassi, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Secured Note Purchase Agreement

10.2	Securities Put Agreement

10.3	Security Agreement

10.4	Registration Rights Agreement

10.5	Form of 8% Note

10.6	Form of Warrant

10.7	Form of Put Note

99.1	Press release dated May 3, 2006.